UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2018

NEMUS BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803
(Address of principal executive offices)

(949) 396-0330
(Registrant’s telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On October 5, 2018, Nemus Bioscience, Inc. (the “Company”) entered into a Multi-Draw Credit Agreement (the “Credit Agreement”) with Emerald Health Sciences Inc. (“Emerald”). The Credit Agreement provides for a credit facility to the Company of up to $20,000,000 and is unsecured. Unless earlier converted into shares of the Company’s common stock (“Common Stock”), advances under the Credit Agreement bear interest at 7% per annum and mature on October 5, 2022. Emerald may, at its option, convert amounts outstanding under the Credit Agreement into Common Stock at a fixed conversion price of $0.40 per share of Common Stock (subject only to customary adjustments for stock splits, stock dividends, recapitalizations, etc., but not subject to anti-dilution provisions). The Company intends to use the net proceeds for operating purposes.

In connection with each advance under the Credit Agreement, the Company has agreed to issue to Emerald a warrant (each a “Warrant”) to purchase up to one half of the Common Stock such advance may be converted into Common Stock pursuant to the terms of the Credit Agreement at an exercise price of $0.50 per share of Common Stock. Each Warrant will be immediately exercisable upon issuance and will expire on the five-year anniversary of the date of issuance.

On October 5, 2018 , the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file, no later than 30 days after the Company receives written notice from Emerald, one registration statement on Form S-1 (or, if Form S-1 is not then available to the Company, such form of registration that is then available to effect a registration for resale of the subject securities) covering the resale of all Common Stock and shares of Common Stock issuable upon exercise of the Warrants.

The foregoing description of the Credit Agreement, the Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1, the Form of Warrant attached hereto as Exhibit 4.1 and the Registration Rights Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Avtar Dhillon to the Board of Directors

Effective October 5, 2018, the Board of Directors (the “Board”) of the Company elected Dr. Avtar Dhillon to the Board and appointed him as Executive Chairman of the Board, to serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualifies, or until his earlier resignation or removal. Dr. Dhillon is also Chair of the Finance and Business Development Special Committee; and a member of the Audit; Compensation; and Nomination and Corporate Governance Committees. In his position as Executive Chairman, Dr. Dhillon will be a member of the Company’s management team.

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Dr. Dhillon, 57, is a successful entrepreneur who has been instrumental in founding and helping developing a number of companies including OncoSec Biomedical (NASDAQ: ONCS) developing leading DNA-based intratumoral cancer immunotherapies, where he has been Chairman of the Board since inception in 2011; Inovio Pharmaceuticals (NASDAQ: INO) developing next-generation DNA based vaccines where he led the turnaround of the company, served as its CEO for several years, and is currently Chairman of the Board; Vitality Biopharma (OTCQB: VBIO) combining agriculture and biotech to study potential to ferment stevia as a health sugar substitute and subsequently developing cannabinoid pro-drugs using similar techniques and bioreactors, serving as Chairman since January 2012. Avtar, also serves as Executive Chairman of the Board of Directors of Emerald Health Therapeutics (TSX.V: EMH) since April 2015 and through his involvement has taken that company from a market capitalization of $15 million to its current market capitalization of approximately $500 million. Avtar has more than 25 years of experience in building public life science companies organically and through mergers and acquisitions, leading innovation in scientific, engineering and farming enterprises, securing over US$100m government grants and NGO funding for his companies, and building dominant IP portfolios through partnering and negotiating transactions with small businesses and large multibillion dollar companies. He has collectively raised well over $500m in public equity in the past 10 years from US, Canadian, European and Asian institutions and high net worth individuals.

Dr. Dhillon will be compensated for his service on the Board in accordance with the Company’s amended director compensation program, which is described below, including the award of a one-time nonqualified stock option under the Company’s Amended Plan (as defined below) to purchase 1,000,000 shares of Common Stock. The Board, upon recommendation of the Compensation Committee, granted the stock options on October 10, 2018 with an exercise price of $0.305 per share, which is equal to the closing price of the Common Stock on October 10, 2018. These options will vest in equal monthly installments over a one-year period measured from the date of grant.

The Company entered into an indemnification agreement with Dr. Dhillon in the form of the Company’s standard form of indemnification agreement. There is no arrangement or understanding between Dr. Dhillon and any other person pursuant to which Dr. Dhillon was selected as an officer and director, and Dr. Dhillon does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Adoption of Amendment to 2014 Omnibus Incentive Plan

On October 5, 2018, the stockholders of the Company and the Board approved an Amendment to the Company’s 2014 Omnibus Incentive Plan (as amended, the “Amended Plan”). The Amended Plan provides for an “evergreen” provision whereby 10% of the issued and outstanding shares of Common Stock of the Company will be reserved for issuance under the Amended Plan. We qualify our description herein in its entirety by reference to the Amendment, which we have included as Exhibit 103 hereto and also incorporate herein by reference.

Amendments to Director Compensation Policy

On October 10, 2018, the Board, upon the recommendation of the Compensation Committee, approved certain amendments to the Company’s policy for the compensation of its non-employee directors, effective immediately. Following the amendments, the Company’s director compensation policy consists of the following:

•	each non-employee director will receive, on an annual basis, a cash retainer of $40,000;

•	each non-employee director will receive, on an annual basis, an option to purchase 100,000 shares of Common Stock, which shall vest in twelve equal monthly installments;

•	the executive chair of the Board, if a non-employee director, will receive an additional cash retainer of $40,000;

•	each non-employee director who serves on the Audit Committee will receive a cash retainer of $5,000 per year ($20,000 for the chair);

•	each non-employee director who serves on the Compensation Committee will receive a cash retainer of $2,500 per year ($10,000 for the chair);

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•	each non-employee director who serves on the Nominating and Corporate Governance Committee will receive a cash retainer of $1,000 per year ($5,000 for the chair);

•	each non-employee director who serves on the Finance and Business Development Special Committee chair will receive a cash retainer of $40,000 per year; and

•	each non-employee director elected to the Board will receive a one-time award of an option to purchase 200,000 shares of Common Stock, which option shall vest in twelve equal monthly installments.

Additionally, on October 10, 2018 and in accordance with the above, the Board, upon the recommendation of the Compensation Committee, granted to Punit Dhillon and Jim Heppell (being each of the Company’s non-employee directors other than Dr. Avtar Dhillon) one-time nonqualified stock option awards under the Amended Plan to purchase 200,000 shares of Common Stock. The stock options have an exercise price of $0.305 per share, which is equal to the closing price of the Common Stock, which is equal to the closing price of the Common Stock on October 10, 2018. These options will vest in equal monthly installments over a one-year period measured from the date of grant.

Item 7.01 Regulation FD Disclosure.

On October 8, 2018, the Company issued a press release announcing the Credit Agreement, the appointment of Dr. Avtar Dhillon and certain other matters. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
10.1	Multi-Draw Credit Agreement, dated October 5, 2018, by and between Nemus Bioscience, Inc. and Emerald Health Sciences, Inc.
10.2	Registration Rights Agreement, dated October 5, 2018, by and between Nemus Bioscience, Inc. and Emerald Health Sciences, Inc.
10.3	Amendment No. 1 to 2014 Omnibus Incentive Plan
99.1	Nemus Press release, dated October 8, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMUS BIOSCIENCE, INC.

Dated: October 12, 2018	By:	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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